EXHIBIT 3.55

LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
RTM INDIANAPOLIS, LLC

                    LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the “Agreement”) of RTM Indianapolis, LLC, entered into as of December 30, 2007, by RTM, Inc., a Georgia corporation, as the sole member of the limited liability company (the “Member”).

                    The Member formed a limited liability company pursuant to and in accordance with Section 1705.04 of the Ohio Revised Code (the “Code”) and hereby agrees to the following:

                    1. Name. The name of the limited liability company formed hereby is RTM Indianapolis, LLC (the “Company”).

                    2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Code and engaging in any and all activities necessary or incidental to the foregoing.

                    3. Registered Office. The address of the registered office of the Company in the State of Georgia is 1155 Perimeter Center West, Suite 1200, Atlanta, GA 30338.

                    4. Powers of the Company.

                              (a) The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purpose set forth in Section 2, including, but not limited to, the power:

                                        (A) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Code in any state, territory, district or possession of the United States or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                                        (B) to acquire, by purchase, lease, contribution of property or otherwise, and to own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                                        (C) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with the Member, any Manager (as hereinafter defined) or any person or other entity that directly or indirectly controls, is controlled by, or is under common control with the Member (any such person or entity, an “Affiliate”), or any agent of the Company necessary to, in connection with, convenient to, or incidental to, the accomplishment of the purpose of the Company. For purposes of the definition of Affiliate, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities or otherwise;

                                        (D) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby), and other entities or individuals, or direct or indirect obligations of the United States or any foreign country or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

                                        (E) to lend money for any proper purpose, to invest and reinvest its funds, and to take and hold real and personal property for the payment of funds so loaned or invested;

                                        (F) to sue and be sued, complain and defend and participate in administrative or other proceedings, in its name;

                                        (G) to appoint employees and agents of the Company, and define their duties and fix their compensation;

                                        (H) to indemnify any person or entity and to obtain any and all types of insurance;

                                        (I) to cease its activities and cancel its insurance;

                                        (J) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

                                        (K) to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on any or all of the assets of the Company;

                                        (L) to guarantee indebtedness, including indebtedness of subsidiaries of the Company;

                                        (M) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

                                        (N) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

                              (b) The Company may merge with, or consolidate into, another Ohio limited liability company or other business entity upon the written consent of the Member, in its sole discretion.

                    5. Member. The name and the business, residence or mailing address of the Member is as follows:

Name:	Address:

RTM, Inc.	1155 Perimeter Center West
Atlanta, GA 30338

                    6. Powers of Member. The Member shall have the power to exercise any and all rights and powers granted to the Member pursuant to the express terms of this Agreement. Except as otherwise specifically provided by this Agreement or required by the Code, the Board of Managers (as hereinafter defined) shall have the power to act for and on behalf of, and to bind, the Company. Each of Nils H. Okeson, Robert Q. Jones, Jr., and Tracey C. Fraser is hereby designated as an authorized person with the power and authority to execute, deliver and file the certificate of formation of the Company and any amendments and/or restatements thereof (the “Certificate of Formation”) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

                    7. Management.

                              (a) General Powers. The business and affairs of the Company shall be managed by or under the direction of a board of managers (the “Board of Managers”), which may exercise all such powers of the Company and perform all such lawful acts and things as are not by the Code, the Certificate or Articles of Formation or this Agreement directed or required to be exercised or performed by the Member.

                              (b) Number and Term of Office. The number of managers on the Board of Managers (each, a “Manager”) shall be four or such other number as shall be fixed from time to time by the Member. Managers need not be Members. Managers shall be elected by written consent of the Member and each Manager shall hold office until his or her successor is elected and qualified or until his or her earlier death or resignation or removal in the manner hereinafter provided. The initial Managers of the Company shall be as follows:

Sharron L. Barton
Stephen E. Hare
Nils H. Okeson
Roland C. Smith

                              (c) Resignation. Any Manager may resign at any time by written notice to the Board of Managers. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board of Managers. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                              (d) Removal. Any or all of the Managers may be removed, with or without cause, at any time by written consent of the Member.

                              (e) Vacancies. Vacancies occurring on the Board of Managers as a result of the removal of Managers without cause may be filled only by written consent of the Member. Vacancies occurring on the Board of Managers for any other reason, including, without limitation, vacancies occurring as a result of the creation of new manager positions that increase the number of Managers, may be filled by such vote or written consent of the Board of Managers or by written consent of the Member. If the number of Managers then in office is less than a quorum, such other vacancies may be filled by vote of a majority of the Managers then in office or by written consent of the Board of Managers or the Member. Unless earlier removed pursuant to Section 7(d) hereof, each Manager chosen in accordance with this Section 7(e) shall hold office until the next annual election of Managers by the Member and until his or her successor shall be elected and qualified.

                              (f) Meetings.

                                        (i) Times and Places of Meetings. The Board of Managers may hold meetings, both regular and special, either within or without the State of Ohio. The times and places for holding meetings of the Board of Managers may be fixed from time to time by resolution of the Board of Managers or (unless contrary to a resolution of the Board of Managers) in the notice of the meeting.

                                        (ii) Annual Meetings. As soon as practicable after each annual election of Managers by the Member, the Board of Managers shall hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board of Managers may be held at any other time and place specified in a notice given as provided in Section 7(f)(iv) hereof for special meetings of the Board of Managers or in a waiver of notice thereof.

                                        (iii) Regular Meetings. Regular meetings of the Board of Managers may be held without notice at such times and at such places as shall from time to time be determined by the Board of Managers.

                                        (iv) Special Meetings. Special meetings of the Board of Managers may be called by the Chairman, the President or the Secretary or by any two or more Managers then serving on at least one day’s notice to each Manager given by one of the means specified in Section 7(f)(vii) hereof other than by mail, or on at least three days’ notice if given by mail. Special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice on the written request of any two or more of the Managers then serving.

                                        (v) Telephone Meetings. Managers or members of any committee designated by the Board of Managers may participate in a meeting of the Board of Managers or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7(f)(v) shall constitute presence in person at such meeting.

                                        (vi) Adjourned Meetings. A majority of the Managers present at any meeting of the Board of Managers, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least one day’s notice of any adjourned meeting of the Board of Managers shall be given to each Manager whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 7(f)(vii) hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

                                        (vii) Notice Procedure. Subject to Sections 7(f)(iv) and 7(f)(vi) hereof, whenever, under the provisions of any statute, the Certificate of Formation or this Agreement, notice is required to be given to any Manager, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Manager at such Manager’s address as it appears on the records of the Company, with postage thereon prepaid, or by telegram, telex, telecopy or any other lawful means (including electronic transmission) addressed as aforesaid.

                                        (viii) Waiver of Notice. Whenever the giving of any notice is required by statute, the Certificate of Formation or this Agreement, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Managers or a committee of the Board of Managers need be specified in any written waiver of notice unless so required by statute, the Certificate of Formation or this Agreement.

                                        (ix) Presiding Officer. At each meeting of the Board of Managers, the Chairman, or in the absence of the Chairman the President, or in the absence of the President a chairman chosen by a majority of the Managers present, shall preside. The Secretary shall act as secretary at each meeting of the Board of Managers. In case the Secretary shall be absent from any meeting of the Board of Managers, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

                                        (x) Quorum of Managers. The presence in person of a majority of the entire Board of Managers shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Managers, but a majority of a smaller number may adjourn any such meeting to a later date.

                                        (xi) Action by Majority Vote. Except as otherwise expressly required by statute, the Certificate of Formation or this Agreement, the act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board of Managers.

                                        (xii) Action Without Meeting. Unless otherwise restricted by statute, the Certificate of Formation or this Agreement, any action required or permitted to be taken at any meeting of the Board of Managers or of any committee thereof may be taken without a meeting if all Managers or members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Managers or committee.

                                        (xiii) Compensation. The Board of Managers may determine the compensation of Managers. In addition, as determined by the Board of Managers, Managers may be reimbursed by the Company for their expenses, if any, in the performance of their duties as Managers. Managers who serve as members of any committee of the Board of Managers in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board of Managers may from time to time determine, together with reimbursement for their expenses, if any, in the performance of their duties. No such compensation or reimbursement shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.

                                        (xiv) No Management by Member. Except as otherwise expressly provided herein, the Member shall not take part in the day-to-day management, or the operation or control of the business and affairs, of the Company.

                    8. Committees of the Board of Managers. The Board of Managers may, by resolution passed by a vote of the entire Board of Managers, designate one or more committees, each committee to consist of one or more of the Managers of the Company. The Board of Managers may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board of Managers to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Managers passed as aforesaid, shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the Company, and may authorize the seal of the Company to be impressed on all papers that may require it, to the extent permitted by the Code, the Certificate of Formation and this Agreement. Unless otherwise specified in the resolution of the Board of Managers designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Managers otherwise provides, each committee designated by the Board of Managers may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Managers conducts its business pursuant to Section 7 of this Agreement.

                    9. Officers.

                              (a) Executive Officers. At the organization meeting of the Board of Managers and at its annual meeting, the Board of Managers shall elect as executive officers of the Company a Chairman and Chief Executive Officer, a President and Chief Operating Officer, a Secretary and a Treasurer, and may elect as executive officers of the Company one or more Chairmen Emeritus, Vice Chairmen, Executive Vice Presidents and Senior Vice Presidents. All such executive officers elected by the Board of Managers are referred to in this Agreement as “Executive Officers.” The Board of Managers may from time to time appoint such other officers and agents of the Company as the interests of the Company may require and may fix their duties and terms of office. To the extent permitted by law, any number of offices may be held by the same person.

                              (b) Other Officers. In addition to the Executive Officers elected by the Board of Managers pursuant to Section 10(a), the Chairman and Chief Executive Officer and the President and Chief Operating Officer may from time to time appoint such other officers of the Company, including Vice Presidents, Assistant Vice Presidents, Staff Vice Presidents, Assistant Secretaries, Assistant Treasurers and Controllers, as the interests of the Company may require (the “Other Officers”); provided, however, that no Other Officer may be appointed to the office of Chairman Emeritus, Vice Chairman, Executive Vice President, Senior Vice President, Secretary or Treasurer. Each appointment of an Other Officer shall be in writing and shall set forth the duties of the Other Officer being appointed and, subject to Section 10(c), such officer’s term of office.

                              (c) Term of Office. Each Executive Officer shall hold office until the annual meeting of the Board of Managers next succeeding such officer’s election and until such officer’s successor is elected and qualified, or until such officer’s election and until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation, retirement or removal. Each Other Officer shall hold office for a term to be decided by the appointing Chairman and Chief Executive Officer and President and Chief Operating Officer; provided, however, that no such term shall be for a period longer than the term of office of the appointing the Chairman and Chief Executive Officer or President and Chief Operating Officer.

                              (d) Removal of Officers. Any Executive Officer or Other Officer may be removed from office with or without cause at any time by the affirmative vote of a majority of the Board of Managers. Any Other Officer may be removed from office at any time with or without cause by the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

                              (e) Vacancies. A vacancy in any Executive Office or Other Office arising from any cause may be filled for the unexpired portion of the term by the Board of Managers. A vacancy in any other office arising from any cause may be filled for the unexpired portion of the term by the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

                              (f) Compensation of Officers. The salaries or compensation, if any, of all Executive Officers shall be fixed by the Board of Managers or the Compensation Committee of the Board of Managers, if there be one. The salaries or compensation of the Other Officers and division officers, if there be any, may be fixed from time to time by the Board of Managers, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

                              (g) Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer shall be Chairman of the Board of Managers and of the Executive Committee, if any, and shall be the chief executive officer of the Company and, subject to the control of the Board of Managers, shall have general charge and control of the business and affairs of the Company and shall be responsible for directing, administering and coordinating the business operations of the Company in accordance with the policies, goals and objectives established by the Board of Managers with power and authority, when acting in the ordinary course of business of the Company, in the name and on behalf of the Company and under its seal attested by the Secretary or an Assistant Secretary of the Company, or otherwise, to (i) execute and deliver agreements, contracts, certificates and other instruments, (ii) purchase and accept delivery of stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same, and all other securities, whether negotiable or non-negotiable, (iii) sell, assign, transfer and deliver all stocks, bonds, evidence of interest and indebtedness, rights and options to acquire the same, and all other securities, corporate or otherwise, now or hereafter standing in the name of or owned beneficially by the Company, (iv) open and maintain accounts with banking institutions, including investment banks and brokerage firms, and (v) borrow from banks and other financial institutions, including investment banks and brokerage firms, such sums of money for such periods of time and upon such terms as such officer shall deem necessary or appropriate, and execute and deliver notes, other evidences of indebtedness and agreements for the repayment of any sums so borrowed in the name and on behalf of the Company; provided, however, that no borrowing pursuant to this clause (v) shall have an original maturity of more than one year. Such officer shall preside at all meetings of the members of the Company and the Board of Managers at which such officer is present. Such officer shall perform all other duties and enjoy all other powers which are commonly incident to the office of Chairman and Chief Executive Officer, or are delegated to such officer from time to time by the Board of Managers or are or may at any time be authorized or required by law.

                              (h) Chairman Emeritus and Vice Chairmen of the Board. The Chairman Emeritus and Vice Chairmen of the Board, if there be any, shall be members of the Board of Managers and shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Managers, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

                              (i) President and Chief Operating Officer. The President and Chief Operating Officer shall be a member of the Board of Managers and of the Executive Committee, if any, shall be the chief operating officer of the Company responsible for directing, administering and coordinating the business operations of the Company in accordance with policies, goals and objectives established by the Board of Managers and the Chairman and Chief Executive Officer with power and authority, when acting in the ordinary course of business of the Company, in the name and on behalf of the Company and under its seal attested by the Secretary or an Assistant Secretary of the Company, or otherwise, to, (i) execute and deliver agreements, contracts, certificates and other instruments, (ii) purchase and accept delivery of stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same, and all other securities, whether negotiable or non-negotiable, (iii) sell, assign, transfer and deliver stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same, and all other securities, corporate or otherwise, now or hereafter standing in the name of or owned beneficially by the Company, (iv) open and maintain accounts with banking institutions, including investment banks and brokerage firms, and (v) borrow from banks and other financial institutions, including investment banks and brokerage firms, such sums of money for such periods of time and upon such terms as such officer shall deem necessary or appropriate, and execute and deliver notes, other evidences of indebtedness and agreements for the repayment of any sums so borrowed in the name and on behalf of the Company; provided, however, that no borrowing pursuant to this clause (v) shall have an original maturity of more than one year. Such officer shall perform all other duties and enjoy all other powers which are commonly incident to the office of President and Chief Operating Officer or which are delegated to such officer by the Board of Managers or the Chairman and Chief Executive Officer. In the absence of the Chairman and Chief Executive Officer, the President and Chief Operating Officer shall perform all duties and may exercise all powers of the Chairman and Chief Executive Officer and shall preside at meetings of the members of the Company and the Executive Committee.

                              (j) Executive Vice Presidents, Senior Vice Presidents and Vice Presidents Elected by the Board. The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents elected by the Board of Managers pursuant to Section 10(a), if there be any, shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Managers, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

                              (k) Secretary. The Secretary shall record the proceedings of all meetings of Members of the Company and of the Board of Managers which such officer attends in a book or books to be kept for that purpose. Such officer shall attend to the giving and serving of all notices on behalf of the Company, shall have custody of the records and the seal of the Company and shall affix the seal to any instrument which requires the seal of the Company. Such officer shall, in general, perform all the duties and functions incident to the office of Secretary and shall also perform such other duties as may from time to time be assigned to such officer by the Board of Managers, the Chairman and the Chief Executive Officer or the President and Chief Operating Officer.

                              (l) Treasurer. The Treasurer shall have custody and control of all funds and securities of the Company, except as otherwise provided by the Board of Managers. Such officer shall keep full and accurate accounts of all receipts and disbursements of the Company in books to be kept for that purpose, shall deposit all money and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Managers, and shall render to the Chairman and Chief Executive Officer or the President and Chief Operating Officer or the Board of Managers, whenever any of them may require it, an account of all such officer’s transactions as Treasurer and an account of the financial condition of the Company. Such officer shall also perform such other duties as may from time to time be assigned to such officer by the Board of Managers, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

                              (m) Powers and Duties of Other Officers. The Other Officers shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Managers, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

                    10. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member, (b) the death, retirement, resignation, expulsion, bankruptcy or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company, or (c) the entry of a decree of judicial dissolution.

                    11. Capital Contribution. The Member is not required to make any capital contribution to the Company.

                    12. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.

                    13. Distributions. Distributions shall be made to the Member at the times and in the amounts determined by the Board of Managers.

                    14. Tax Classification. The Member intends that the Company be disregarded as an entity separate from the Member for Federal tax purposes effective as of the date of this Agreement. The Member shall not file any election for the Company to be taxable as an association for Federal tax purposes.

                    15. Assignments. The Member may assign in whole or in part its limited liability company interest. An assignee of limited liability company interests shall become a member of the Company upon satisfaction of the conditions set forth in Section 17 of this Agreement.

                    16. Resignation. The Member may resign from the Company at any time.

                    17. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Member. Prior to the admission of any such additional member of the Company, the Member shall amend this Agreement to make such changes as the Member shall determine to reflect the fact that the Company shall have more than one member and each additional member shall execute and deliver a counterpart of this Agreement, as amended.

                    18. Liability of Member. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Code.

                    19. Indemnification

                              (a) Exculpation.

                                        1) For purposes of this Agreement, the term “Covered Persons” means the Member, any Manager, any Affiliate of the Member or any Manager and any officers, directors, shareholder, partners or employees of the Member or any Manager and their respective Affiliates, and any officer, employee or expressly authorized agent of the Company or its Affiliates.

                                        2) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

                                        3) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within the professional or expert competence of such person or entity and who or which has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to the Member properly are paid.

                              (b) Duties and Liabilities of Covered Persons.

                                        1) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for his or her good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

                                        2) Unless otherwise expressly provided herein, (a) whenever a conflict of interest exists or arises between Covered Persons, or (b) whenever this Agreement or any other agreement contemplated herein or therein provides that a Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Company or the Member, the Covered Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

                                        3) Whenever in this Agreement a Covered Person is permitted or required to make a decision (a) in its “discretion” or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or (b) in its “good faith” or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

                              (c) Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 19 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

                              (d) Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 19 hereof.

                              (e) Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Board of Managers shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other persons or entities as the Board of Managers shall determine, against any liability that may be asserted against or expenses that may be incurred by any such person or entity in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such person or entity against such liability under the provisions of this Agreement. The Board of Managers and the Company may enter into indemnity contracts with Covered Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 19 hereof and containing such other procedures regarding indemnification as are appropriate.

                    20. Outside Business. The Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Member shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. The Member or Affiliate thereof shall not be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company and the Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity.

                    21. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Ohio, without regard to the rules of conflict of laws thereof.

                    IN WITNESS WHEREOF, the undersigned has duly executed this Limited Liability Company Operating Agreement as of the day and year first aforesaid.

RTM, Inc.

By:	/s/ Robert Q. Jones, Jr.

Name: Robert Q. Jones, Jr.
Title: VP, Corporate & Securities Counsel